Exhibit 10.4

Amendment No. 1 to Supplemental Agreement

This Amendment No. 1 to Supplemental Agreement (this “Amendment”) is retroactive to May 1, 2016 (the “Amendment Date”), is signed as of the dates listed below, and is between Sears Holdings Corporation (“SHLD”) and Sears Hometown and Outlet Stores, Inc., (“SHO”). This Amendment amends the Supplemental Agreement between SHMC and the SHO dated as of December 9, 2013 (the “Agreement”). Capitalized terms used but not defined to in this Amendment are defined in the Agreement.

WHEREAS, the parties have determined that it is in both parties’ interest to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and other good and valuable consideration contained herein, the parties agree as follows:

1.	Amendments. The Agreement shall be modified as of the Amendment Date as set forth below:

a.	Released Claims. Section 1.02(a) (Released Claims) is amended by:

i.	Adding the following after the reference to “Appendix #1”: “and “Appendix #1A”; and

ii.	Deleting the last sentence of such Section (i.e., “Appendix #2 hereto lists ...”).

b.	SHO Limited Release. Section 1.02(b) (SHO Limited Release) is amended by:

i.	Changing each reference to “Appendix 1” to be “Appendix #1”;

ii.	Adding the following after each reference to “Appendix #1”: “and “Appendix #1A”; and

iii.	Deleting “(other than the Open Issues)” from such Section.

c.	SHLD Limited Release. Section 1.02(b) is amended by:

i.	Changing each reference to “Appendix 1” to be “Appendix #1”;

ii.	Adding the following after each reference to “Appendix #1”: “and “Appendix #1A”; and

iii.	Deleting “(other than the Open Issues)” from such Section.

d.	Unreleased Claims; Stale Claims. Section 1.02(d) is amended by deleting the language of the section and substituting the following sentence:

“The parties acknowledge that (i) this Agreement does not release any claims that the parties may have that do not arise from the Released Claims (ii) that arise from acts or omissions after the date of the applicable release, and (iii) with respect to unreleased claims nothing in the Agreement affects the operation of the “Stale Claims” provisions of the Ancillary Agreements that include those provisions.

For clarity, the parties acknowledge that the placement of a Released Claim on Appendix #1 or Appendix #1A under: (a) the heading “Claims Made By SHO”, (b) the heading “Claims Made By Sears Holdings” or (c) under both headings, does not alter the fact that such Released Claims are being released by both Parties.

e.	Appendix #1A. A new Appendix 1A (Additional Released Claims) is added to the Agreement as set forth in Attachment #1 hereto.

f.	Appendix #2. Appendix 2 (Open Issues) is deleted from the Agreement.

2.	Condition Precedent. It is a condition precedent to the effectiveness of this Amendment that the parties (or their Affiliates, as applicable) also execute (collectively the “Related Amendments”): (a) that certain Amended and Restated Merchandising Agreement, (b) Amendment #4 to Services Agreement, (c) Amendment #1 to Employee Transition and Administrative Services Agreement, (d) Amendment #1 to Shop Your Way Rewards Retail Establishment Agreement, (e) Amendment #1 to Trademark License Agreement, (f) Amendment #4 to the prior Merchandising Agreement between the Parties, and (g) Amendment #2 to Store License Agreement (Outlet).

3.	No Other Amendments. Except as expressly amended herein, the Agreement shall continue in full force and effect, in accordance with its terms, without any waiver, amendment or other modification of any provision thereof, including the parties’ choice of Illinois law (pursuant to Section 2.14(a) of the Agreement) which also applies to this Amendment.

Signature Page Follows

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth below by their respective officers thereunto duly authorized.

SEARS HOLDINGS CORPORATION	SEARS HOMETOWN AND OUTLET STORES, INC.

By: /s/ ROBERT A. RIECKER VP Controller May 10, 2016	By: /s/ RYAN D. ROBINSON Senior Vice President, Chief Financial Officer and Chief Administrative Officer May 11, 2016

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Attachment #1

Appendix #1A

(Additional Released Claims)

All references to SHO in this Appendix #1A shall be deemed references to SHO and its Affiliates and references to SHO stores means stores owned by SHO, its Affiliates and third parties authorized by SHO (e.g., franchisees, dealers). Further, all references to SHLD in this Appendix #1A shall be deemed references to and SHLD and its Affiliates.

Issue	Claims Made By SHO

1. W2S Expansion (All Formats)	Claims that SHLD has refused to provide W2S and other ecommerce services to all SHO’s stores.

2. Outlet HA Product	Claims after the Effective Date that SHLD is obligated to sell SHO the following categories of DRM merchandise: (1) transitions (displays); (2) web order cancellations that are not part of SHLD’s Take-It-Home-Today program; and (3) customer returns that are not otherwise subject to the Merchandising Agreement.

3. Store Delivery Operation	Claims that products returned to SHLD “store delivery operation” units are DRM and that SHLD has failed sell them to SHO.

4. Exclusive Product	Claims that SHO previously was granted an exclusive or similar rights to sell any KCD-Branded Products (as that term was defined in the Merchandising Agreement) and claims that such an arrangement can exist absent a written agreement between the parties.

5. Pilot Programs or other terminations of Services Do Not Require Delivery of Required Notes	Claims that SHO did not have to provide the required notice period for termination of Services under the Services Agreement, including, without limitation, claims that SHO did not have to give notice for pilot programs, partial terminations etc. SHO agrees to provide proper written notice going forward.

6. SHO has the Right To Hire Its Own Repair Techs	Claims that SHO had the right to hire its own repair techs for Outlet Store Stock Repairs or other repairs of products.

7. SHO, SHOS and Related Trademarks	Claims that SHO had the right to register or use independently of the parties’ License Agreements marks that contain the term “SHO” and “SHOS”. SHO hereby agrees hereafter to never again register marks containing the term “SHO” or “SHOS”.

8. IT Service Requests	Claims that SHLD improperly delayed or refused to implement various IT service requests made by SHO.

9. Subsidy Sharing	Claims that SHLD did not properly share subsidy with SHO under the Merchandising Agreement.

10. Craftsman Ratchet Repairs	Claims that SHO is entitled to reimbursement for lifetime warranty repairs of ratchets by SHO stores and claims that SHO has the right to return such product vs repairing it.

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11. Renegotiation of “Seller Compensation”	Claims by SHO that it had the right to unilaterally alter the amount SHO pays for “Seller Compensation” under the Merchandising Agreement.

12. Termination of Section 10 (Product Warranties and Repair) of the Merchandising Agreement	Claims related to SHO’s termination of Section 10 (Product Warranties and Repair) of the Merchandising Agreement, which termination the parties never gave effect to, including, without limitation, claims by SHO that SHLD was obligated to continue to sell KCD-Branded Products to SHO without a warranty. By signing the Amended and Restated Merchandising Agreement SHO has revoked such termination.

13. SYW Brands MOS	Claims that SYW Brands merchandise constituted MOS and that SHLD refused to sell such merchandise to SHO.
Issue	Claims Made By Sears Holdings

1. Excess Inventory and Storage Fees	Claims that SHO is not properly incented to control its demand forecast to SHLD because SHLD bears the carrying costs on DC inventory for SHO.

2. Clearance Centers	Claims that SHLD is not permitted to open “Clearance Centers.”

3. CRC Pick-Up Timeframes	Claims that SHO has not been picking up freight from Sears facilities in a timely manner.

4. Selective Acceptance by SHO of DRM From CRC	Claims that SHO has been selectively rejecting certain goods from the CRC (e.g., Tempur-Pedic)

5. Damaged/Non-Saleable Goods	Claims that SHO been complying with the Agreement by unilaterally taking markdowns for “non-saleable” DRM Products which SHO did not return.

6. Termination of “Paid Call” Product Intake By SHO and Related Claims Regarding Charges	Claims that SHO improperly terminated the intake of paid calls for product repair services at its stores and related Claims by SHLD regarding charges for such calls.

7. Subsidy Sharing	Claims that SHO did not properly share subsidy with SHLD.

8. Violations of The Product Services Exclusivity Provisions	Claims that SHO violated the Product Services exclusivity provisions of the Merchandising Agreement, including claims that SHO did not have the right to perform cosmetic repairs and claims that SHO did not have the right to hire its own technicians.

9. SHO, SHOS and Related Trademarks	Claims that SHLD was damaged by SHO’s attempt to register or use independently of the parties’ License Agreements marks that contain the term “SHO” and “SHOS”, including Claims by SHLD that SHO is liable for SHLD’s attorneys’ fees in the parties’ proceedings before the U.S. PTO which SHO voluntarily dismissed prior to the date hereof.

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